SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

BROOKSTONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF THE COMPANY’S PRESS RELEASE DATED June 29, 2005.

In connection with Brookstone, Inc.’s (the “Company”) solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger of Brookstone Acquisition Corp., a Delaware corporation (“Acquisition”), with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Brookstone Holdings Corp., a Delaware corporation (“Parent”), pursuant to the terms of the previously-filed Agreement and Plan of Merger, dated April 15, 2005, among Parent, Acquisition and the Company, Brookstone will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of Brookstone a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Brookstone Inc., Merrimack NH, Attention: Investor Relations, Telephone: 603-577-8044, or from the Company’s website, http://www.brookstone.com.

FOR:                BROOKSTONE, INC.

CONTACT:    Philip Roizin

                         EVP of Finance and Administration

                         (603) 880-9500

                         Robert Fusco

                         Investor Relations

                         (603) 880-9500

FOR IMMEDIATE RELEASE

Brookstone Announces Sales for Eight Weeks Ended June 25, 2005; Brookstone to Explore Sale of Gardeners Eden

MERRIMACK, N.H., June 29, 2005 – Product developer and specialty retail company Brookstone, Inc. (Nasdaq: BKST) today announced sales for the eight weeks ended June 25, 2005 as well as its decision to sell its Gardeners Eden business.

Total sales decreased 6.5%, to $62.6 million, as compared to the same period last year. Same store sales decreased 10.8% from last year as compared to a same store sales increase of 14.5% during the same period over the prior year. As a result, the Company is now anticipating a same store sales decrease of 10% to 11% for the quarter, and a loss for the quarter of between $0.20 and $0.22 per fully diluted share before any one-time charges related to the Gardeners Eden divestiture. As previously stated, the Company will provide full-year guidance at the end of the second quarter.

Gardeners Eden is a fashion and lifestyle brand that offers high quality garden-inspired products for the home to customers via multiple distribution channels, including five retail stores located in Massachusetts and Connecticut, and direct marketing via catalogs and the internet (www.gardenerseden.com). In fiscal year 2004, Gardeners Eden had total revenues of $16.0 million and an operating loss before taxes of $3.6 million. The Company anticipates that the divestiture will be accretive to earnings going forward, excluding costs associated with the divestiture.

Brookstone Chairman, President and Chief Executive Officer Michael Anthony said: “The divestiture of Gardeners Eden will allow Brookstone to dedicate all of its energy and resources to our core Brookstone business.”

There can be no assurance that any sale will occur, or, if undertaken, the terms or timing of such a transaction.

As announced on April 15, 2005, Brookstone has signed a definitive merger agreement to be acquired by a consortium led by OSIM International Ltd, J.W. Childs Associates L.P. and Temasek Capital (Private) Limited. Under the terms of the agreement, following approval by Brookstone’s shareholders and the satisfaction or waiver of other customary conditions including the receipt of regulatory approvals at the effective time of the merger, each outstanding share of Brookstone’s common stock will be converted into the right to receive $20.50 in cash.

Brookstone, Inc. is a product development and specialty retail company that operates 288 Brookstone Brand stores nationwide and in Puerto Rico. Typically located in high-traffic regional shopping malls, lifestyle centers and airports, the stores feature unique and innovative consumer products. The Company also operates five stores under the Gardeners Eden Brand, and a Direct-Marketing business that consists of three catalog titles —Brookstone, Hard-to-Find Tools and Gardeners Eden — as well as e-commerce web sites at http://www.brookstone.com and http://www.gardenerseden.com.

Statements in this release which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products, and other factors detailed from time to time in the Company’s annual and other reports filed with the Securities and Exchange Commission (“SEC”). Statements about a possible sale or divestiture of its Gardeners Eden business constitute forward-looking statements. The Company may not be able to complete a divestiture on acceptable terms because of a number of factors, including failure to reach agreement with a purchaser. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

Statements about the expected timing, completion and effects of the proposed merger also constitute forward-looking statements. The Company may not be able to complete the proposed merger on the terms described herein or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of financing or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of the Company are described in the Company’s filings with the SEC.

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